Filing fee:
Receipt #:
#C11001-02

MAY 01 2002
STATE OF NEVADA
(For filing office use)					Secretary of State 				(For filing office use)
1. NAME OF CORPORATION: SONIC MEDIA CORP.
2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent: Corporate Creations Network Inc.
Street Address: 8275 South Eastern Avenue, #200-47
Las Vegas NV 89123
Street No.  Street Name  		City State Zip
Mailing Address (if different): 941 Fourth Street #200,
Miami Beach, Florida 33139
3. AUTHORIZED SHARES: (number of shares the corporation is
authorized to issue)
Number of shares with par value 100,000,000
Par value: $.0001 Number of shares without par value:
4. GOVERNING BOARD: shall be styled as (check one):
X Directors 		Trustees
The FIRST BOARD OF DIRECTORS shall consist of
members and the names and addresses are as follows:
Kenneth H. Finkelstein  777 Royal Oak Drive Suite 310
Victoria BC V8X 5K2
5. PURPOSE: Thc purpose of thc corporation is to conduct or promote any lawful business or purposes.
6. NRS 78.037: States that thc articlcs of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please
check one of the following:  YES X  NO ___
7. OTHER MATTERS: This form includes the: minimal statutory
requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED  0 .
8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:
Corporate Creations International Inc.
941 Fourth Street #200 Miami Beach FL 33139

Address 		      City/State/Zip
CORPORATE CREATIONS INTERNATIONAL INC
Stephen T. Samuel Vice President
9 CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
Corporate Creations Network Inc. hereby accepts appointment as Resident Agent for the above named corporation.

CORPORATE CREATIONS NETWORK INC.	Date: 5/1/02